SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K/A

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        November 22, 1999
                                                --------------------------------

                           DIGITAL D.J. HOLDINGS, INC.
                                formerly known as
                         BREAKTHROUGH ELECTRONICS, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


   Nevada                         33-14982-LA                     77-0530472
--------------------------------------------------------------------------------
(State or other                  (Commission                    (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


             1658 E. Capitol Expressway, San Jose, California 95121
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


Company's telephone number, including area code:      (408) 246-9855
                                                --------------------


           Breakthrough Electronics, Inc., 2612 East Kentucky Avenue,
           ----------------------------------------------------------
                           Salt Lake City, Utah 84117
                           --------------------------

          (Former name or former address, if changed since last report)

Item 1.       Changes in Control of Company.
-------       -----------------------------

              A change in control of the Company has occurred as of the date of this report. Digital D.J. Holdings, Inc., formerly known as Breakthrough Electronics, Inc. (the "Company") has recently completed a merger, pursuant to that certain Agreement and Plan of Merger, dated November 22, 1999, a copy of which is attached hereto and incorporated herein by this reference (the "Merger Agreement") and through which control of the Company was transferred from its existing shareholders to the shareholders of Digital D.J., Inc. For the purposes of this Form 8-K report, the essential terms of the merger are outlined as follows:

              1. On November 22, 1999, the Company, through its wholly owned subsidiary, Digital DJ Subsidiary, Inc., merged with Digital DJ, Inc., in a reverse triangular merger. The Company issued to the shareholders of Digital DJ, Inc., one share of common stock for each outstanding share of Digital DJ, Inc., on a fully converted basis. In exchange for the merger between Digital D.J., Inc., and Digital D.J. Merger Subsidiary, Inc., the Company issued 15,160,910 shares of common stock to Digital D.J., Inc., constituting approximately 96% of the Company's issued and outstanding shares. The Digital D.J., Inc. shareholders thereby became the controlling shareholders of the Company. No other consideration was involved in the acquisition. Control of the Company changed from Lawrence Sapperstein, a former Director and President, Lawrence Grobstein, former Director and Vice President and Anthony Adimey, former Director and Secretary-Treasurer. The new controlling shareholders acquired control from the Board of Directors and offices listed above. The new controlling shareholders are listed below.

                                                           Percentage of Shares
                                                           --------------------
              Controlling Person                            Beneficially Owned
              ------------------                            ------------------

              Tsutomu Takahisa (Director)                         26.62%
              Yoshiki Ohmori (Director)                            3.14%
              Koyo Hasagawa (Director)                             3.14%
              Investment Enterprise Partnership YED                9.60%
              Nichimen American/Nichimen Corporation               9.51%

              2. Concurrently with the merger, the Company changed its name of record with the Nevada Secretary of State to Digital DJ Holdings, Inc.

              3. On January 11, 2000, the Company changed its Nasdaq trading symbol to DJAY and its Cusip number to 25383V105.

              4. The new Board of Directors, as nominated by the Shareholders of the Company, was elected to become the new Board of Directors of the Company. The biographical information of each of the following listed directors is more fully and completely set-out in the Proxy Statement sent to all shareholders of the Company and a copy of which has been incorporated by this reference as an exhibit:

                    A.     Tsutomu Takahisa
                    B.     Yasuhiko Ohmori
                    C.     Koyo Hasegawa

              5.  The  Merger   Agreement  also  provided  that  all  debts  and
obligations of the Company were paid and discharged as of the closing date of the reorganization.

              6. The place of business of the Company will be changed to the principal business address in San Jose, California, of its sole operating subsidiary, Digital D.J., Inc.

Item 2.       Acquisition or Disposition of Assets.
-------       ------------------------------------

              (a) As outlined in Item 1, the Company (now known as Digital DJ Holdings, Inc.) merged its subsidiary, Digital DJ Subsidiary, Inc., in a reverse triangular merger resulting in all of the outstanding shares of Digital DJ, Inc., being acquired by the Company for the Company's common stock, on a one-for-one basis, in a transaction in which 15,160,910 shares of the Company's common stock were issued to the shareholders of Digital D.J., Inc.

              (b) The assets of Digital DJ, Inc., are more fully set-out in the Financial Statements appended hereto.

Item 3.       Changes in Company's Certifying Accountant.
-------       ------------------------------------------

              The historical independent auditors and accountants for the Company were the Las Vegas, Nevada firm of Paul M. Healy, CPA.

              (a) After completion of the merger and the change of control, the Company's Board of Directors selected the accounting firm of Singer, Lewak, Greenbaum & Goldstein to replace the firm of Paul M. Healy, CPA, as Company's accountants.

              The former accountants did not resign or decline to stand for reelection, but were dismissed as part of the change of control to allow the appointment of Singer, Lewak, the accountants for Digital D.J., Inc., prior to the merger.

              The Company's former principal accountants, Paul M. Healy, CPA's audited financial reports stated a qualification that the Company might not continue as a going concern. Such statement was unrelated to their replacement.

              The decision to change accountants was recommended and approved by the Board of Directors.

              Company is not aware of any disagreements with Company's former accountant during the past two most recent fiscal years on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure.

              The Company has provided the former accountant with a copy of the disclosures the Company is making in this Form 8-K report in response to the disclosures required by Regulation S-K, Item 304(a). The former accountant has been provided an opportunity to furnish the Company with a letter addressed to the Commission stating its agreement and absence of any disagreement with the statements made by the Registration in response to this Item.

Item 4.       Other Events.
-------       ------------

              The Company believes that the outline of the significant items and events incident to the merger as set-out and outlined in Item 1 constitute all other significant events to be reported. Consequently, the matters discussed in
Item 1 are incorporated by this reference, together and attached accounting. The Company knows of no other significant events, other than those outlined in Item 1.

Item 5.       Resignation of Company's Directors.
------        ----------------------------------

              As part of and as a condition to the closing of the merger on November 22, 1999, the prior Board of Directors, who also constitute the principal officers of the Company, resigned. These officers were Lawrence Sapperstein, President/Director, Lawrence Grobstein, Vice President/Director; and Anthony Adimey, Secretary- Treasurer/Director.

              As part of the Merger and pursuant to the Resolution of the Shareholders of Company, as attached hereto, certain nominees of Digital D.J. were appointed and elected as directors and subsequently appointed officers of the Company as more particularly set- out in the following table:

   Name                         Position
   ----                         --------

   Tsutomu Takahisa             Director, President, Secretary, Treasurer
                                and CFO
   Yasuhiko Ohmori              Director
   Koyo Hasegawa                Director

              Various biographical information concerning each of the foregoing directors and officers, as well as their sharehold interest, are more fully set-out in the proxy statement submitted to the shareholders of the Company in the concurrently filed Notice to Shareholders attached and which is incorporated by this reference. No compensation for these officers has currently been set.

Item 6.       Amended Financial  Statements and Additional Exhibits not Amending
-------       ------------------------------------------------------------------
and Supplanting.
----------------

              The Company's amended financial statements, pro forma financial information and exhibits thereto are filed herewith amending the financial statements and related information filed with the registrant's original report on Form 8K. These revised financial statements include additional detail in the footnotes to include added segment data and earnings/loss per share calculations.

              (a)   Exhibits.

              (16)  16.1   Letter from former accountants regarding consent (not
                           previously included)

                         DIGITAL DJ INC. AND SUBSIDIARY

                          (A Development Stage Company)

                        Consolidated Financial Statements

                             June 30, 1999 and 1998

                   (With Independent Auditors' Report Thereon)

                         DIGITAL DJ INC. AND SUBSIDIARY

                          (A Development Stage Company)

                                Table of Contents

                                                              Page
                                                              ----

Independent Auditors' Report                                    1

Consolidated Balance Sheets                                     2

Consolidated Statements of Operations                           3

Consolidated Statements of Shareholders' (Deficit) Equity       4 - 5

Consolidated Statements of Cash Flows                           6

Notes to Consolidated Financial Statements                      7

                          Independent Auditors' Report

The Board of Directors
Digital DJ Inc:

We have audited the accompanying consolidated balance sheets of Digital DJ Inc. and subsidiary (the Company), a development stage company, as of June 30, 1999 and 1998, and the related consolidated statements of operations, shareholders' (deficit) equity, and cash flows for the years then ended and for the period from December 6, 1991 (inception) to June 30, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The cumulative consolidated statements of operations, shareholders' (deficit) equity, and cash flows for the period from December 6, 1991 (inception) to June 30, 1999, include amounts for the period from December 6, 1991 (inception) to June 30, 1995, which were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for the period from December 6, 1991 (inception) to June 30, 1995, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Digital DJ Inc. and subsidiary, a development stage company, as of June 30, 1999 and 1998, and the results of their operations and their cash flows for the years then ended and for the period from December 6, 1991 (inception) to June 30, 1999, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company is in the development stage, has experienced recurring losses since inception, and requires additional financing or restructuring of its liabilities to complete its development stage activities, which raise substantial doubt about its ability to continue as a going concern. Management believes it will be able to obtain such financing from new investors, and restructure its liabilities. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

December 9, 1999, except as to Note 13, which is as of December 17, 1999

                          DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

                           Consolidated Balance Sheets

                             June 30, 1999 and 1998


                            Assets                                    1999            1998
                                                                  ------------    ------------
Current assets:
    Cash                                                          $  1,029,379           4,859
    Restricted cash                                                       --           250,000
    Accounts receivable                                                    904         350,749
    Other current assets                                                 3,607          29,580
                                                                  ------------    ------------

                                                                     1,033,890         635,188

Property and equipment, net                                             51,207         114,350
Other assets                                                            28,920          29,421
                                                                  ------------    ------------

                                                                  $  1,114,017         778,959
                                                                  ============    ============

            Liabilities and Shareholders' Deficit

Current liabilities:
     Accounts payable                                             $    174,336       2,779,175
     Notes payable                                                        --            30,000
     Deferred revenue                                                1,557,500         635,000
     Accrued expenses and other current liabilities                    343,729         448,035
                                                                  ------------    ------------

           Total current liabilities                                 2,075,565       3,892,210

Long-term notes payable                                              2,412,705         807,705
Other liabilities                                                       19,894            --
                                                                  ------------    ------------
           Total liabilities                                         4,508,164       4,699,915

Minority interest                                                        1,142            --

Commitments

Shareholders' deficit:
     Preferred stock, no par value(liquidation preference aggregating $9,549,251 in 1999 and 1998); 6,000,000 shares authorized; 3,408,476 shares issued and outstanding

        in 1999 and 1998                                             9,549,251       9,549,251
     Common stock and warrants, no par value; 20,000,000
        shares authorized;  6,030,700 and 6,030,500 shares
        issued and outstanding in 1999 and 1998                        985,402         985,242
     Deficit accumulated during the development stage              (13,929,942)    (14,455,449)
                                                                  ------------    ------------
           Total shareholders' deficit                              (3,395,289)     (3,920,956)
                                                                  ------------    ------------
           Total liabilities and shareholders' deficit            $  1,114,017         778,959
                                                                  ============    ============


                See accompanying notes to financial statements.


                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

                      Consolidated Statements of Operations


                                                                                  Period from
                                                                                  December 6,
                                                                                       1991
                                                          Years ended June 30,   (inception) to
                                                          1999            1998    June 30, 1999
                                                      -----------    -----------    -----------
Revenues:
     Revenues                                         $   444,449        368,019      1,122,921
     Rental income                                         99,094        118,956        218,050
                                                      -----------    -----------    -----------

           Total revenues                                 543,543        486,975      1,340,971
                                                      -----------    -----------    -----------

Costs and expenses:
     Cost of revenues                                      24,261      1,140,100      1,207,851
     Cost of rental income                                 80,398        119,144        199,542
     Loss on inventory write down                            --        2,271,203      2,271,203
     Loss on sales or write down of property
        and equipment                                      12,188        588,108        600,296
     Research and development                             371,859      1,346,615      3,761,324
     Selling, general, and administrative                 803,867      2,723,207      8,483,384
                                                      -----------    -----------    -----------

           Total costs and expenses                     1,292,573      8,188,377     16,523,600
                                                      -----------    -----------    -----------

           Loss from operations                          (749,030)    (7,701,402)   (15,182,629)
                                                      -----------    -----------    -----------

Other expenses:
     Interest, net                                        (86,379)       (32,750)      (104,081)
     Other                                                 (6,804)       (27,741)        (3,662)
                                                      -----------    -----------    -----------

           Total other expenses                           (93,183)       (60,491)      (107,743)
                                                      -----------    -----------    -----------

           Loss before income taxes and
              extraordinary item                         (842,213)    (7,761,893)   (15,290,372)

Income taxes                                                3,000          1,490         10,290
                                                      -----------    -----------    -----------

           Loss before extraordinary item                (845,213)    (7,763,383)   (15,300,662)

Extraordinary item - gain on restructuring of
     accounts payable, net of income tax expense
     of $10,000                                         1,370,720           --        1,370,720
                                                      -----------    -----------    -----------

           Net income (loss)                          $   525,507     (7,763,383)   (13,929,942)
                                                      ===========    ===========    ===========

Basic and diluted earnings per share:

     Loss before extraordinary item                   $     (0.14)         (1.33)         (3.65)
                                                      ===========    ===========    ===========
     Extraordinary item                               $      0.23           --             0.33
                                                      ===========    ===========    ===========
     Net income (loss)                                $      0.09          (1.33)         (3.32)
                                                      ===========    ===========    ===========

Shares used to compute basic and diluted
     net income (loss) per share                        6,030,700      5,822,163      4,197,299
                                                      ===========    ===========    ===========

                See accompanying notes to financial statements.

                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

            Consolidated Statements of Shareholders' (Deficit) Equity


                                                                   Preferred stock     Common stock and warrants
                                                                Shares        Amount        Shares        Amount
                                                           -----------   -----------   -----------   -----------

Issuance of common stock at $5.00 per share                       --     $      --          60,000   $   300,000
Net loss for the period from December 6, 1991
(inception) to June 30, 1992                                      --            --            --            --
                                                           -----------   -----------   -----------   -----------

         Balances, June 30, 1992                                  --            --          60,000       300,000

Stock split, June 3, 1993                                         --            --       4,140,000          --
Net loss                                                          --            --            --            --
                                                           -----------   -----------   -----------   -----------

         Balances, June 30, 1993                                  --            --       4,200,000       300,000

Issuance of common stock and warrants at $0.60 per share          --            --         166,667       100,000
Issuance of common stock and warrants at $0.70 per share          --            --         500,003       350,002
Net loss                                                          --            --            --            --
                                                           -----------   -----------   -----------   -----------

         Balances, June 30, 1994                                  --            --       4,866,670       750,002

Issuance of Series A preferred stock at $1.40 per share        431,564       604,190          --            --
Series A preferred stock exchanged forgiveness of note
  payable and accrued interest                                  50,534        70,747          --            --
Common stock exchanged for forgiveness of notes payable
  and accrued interest                                            --            --         148,810       148,810
Net loss                                                          --            --            --            --
                                                           -----------   -----------   -----------   -----------

         Balances, June 30, 1995                               482,098       674,937     5,015,480       898,812

Issuance of Series B preferred stock at $2.50 per share        827,255     2,068,137          --            --
Series B preferred stock exchanged for forgiveness of
  note payable and accrued interest                             40,756       101,890          --            --
Issuance of Series C preferred stock at $3.00 per share        759,710     2,279,130          --            --
Net loss                                                          --            --            --            --
                                                           -----------   -----------   -----------   -----------

         Balances, June 30, 1996                             2,109,819     5,124,094     5,015,480       898,812

Issuance of Series C preferred stock at $3.00 per share        240,290       720,870          --            --
Issuance of Series D preferred stock at $3.50 per share        554,473     1,940,656          --            --
Issuance of common stock under stock option plans                 --            --         515,010        50,717
Net loss                                                          --            --            --            --
                                                           -----------   -----------   -----------   -----------

         Balances, June 30, 1997                             2,904,582     7,785,620     5,530,490       949,529

Issuance of Series D preferred stock at $3.50 per share        503,894     1,763,631          --            --
Issuance of common stock under stock option plans                 --            --         500,010        35,713
Net loss                                                          --            --            --            --
                                                           -----------   -----------   -----------   -----------

         Balances, June 30, 1998                             3,408,476     9,549,251     6,030,500       985,242

Issuance of common stock under stock option plans                 --            --             200           160
Net income                                                        --            --            --            --
                                                           -----------   -----------   -----------   -----------

         Balances, June 30, 1999                             3,408,476   $ 9,549,251     6,030,700   $   985,402
                                                           ===========   ===========   ===========   ===========

                See accompanying notes to financial statements.

                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

            Consolidated Statements of Shareholders' (Deficit) Equity

                                   (continued)


                                                                         Deficit
                                                             accumulated        Total
                                                                  during   shareholders'
                                                             development      (deficit)
                                                                   stage        equity
                                                            -----------    -----------
Issuance of common stock at $5.00 per share                        --          300,000
Net loss for the period from December 6, 1991
(inception) to June 30, 1992                                    (76,889)       (76,889)
                                                            -----------    -----------

         Balances, June 30, 1992                                (76,889)       223,111

Stock split, June 3, 1993                                          --             --
Net loss                                                       (227,520)      (227,520)
                                                            -----------    -----------

         Balances, June 30, 1993                               (304,409)        (4,409)

Issuance of common stock and warrants at $0.60 per share           --          100,000
Issuance of common stock and warrants at $0.70 per share           --          350,002
Net loss                                                       (452,734)      (452,734)
                                                            -----------    -----------

         Balances, June 30, 1994                               (757,143)        (7,141)

Issuance of Series A preferred stock at $1.40 per share            --          604,190
Series A preferred stock exchanged forgiveness of note
  payable and accrued interest                                     --           70,747
Common stock exchanged for forgiveness of notes payable
  and accrued interest                                             --          148,810
Net loss                                                       (682,748)      (682,748)
                                                            -----------    -----------

         Balances, June 30, 1995                             (1,439,891)       133,858

Issuance of Series B preferred stock at $2.50 per share            --        2,068,137
Series B preferred stock exchanged for forgiveness of
  note payable and accrued interest                                --          101,890
Issuance of Series C preferred stock at $3.00 per share            --        2,279,130
Net loss                                                     (1,871,340)    (1,871,340)
                                                            -----------    -----------

         Balances, June 30, 1996                             (3,311,231)     2,711,675

Issuance of Series C preferred stock at $3.00 per share            --          720,870
Issuance of Series D preferred stock at $3.50 per share            --        1,940,656
Issuance of common stock under stock option plans                  --           50,717
Net loss                                                     (3,380,835)    (3,380,835)
                                                            -----------    -----------

         Balances, June 30, 1997                             (6,692,066)     2,043,083

Issuance of Series D preferred stock at $3.50 per share            --        1,763,631
Issuance of common stock under stock option plans                  --           35,713
Net loss                                                     (7,763,383)    (7,763,383)
                                                            -----------    -----------

         Balances, June 30, 1998                            (14,455,449)    (3,920,956)

Issuance of common stock under stock option plans                  --              160
Net income                                                      525,507        525,507
                                                            -----------    -----------

         Balances, June 30, 1999                            (13,929,942)    (3,395,289)
                                                            ===========    ===========


                See accompanying notes to financial statements.

                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

                      Consolidated Statements of Cash Flows

                                                                                            Period from
                                                                                            December 6,
                                                                                               1991
                                                                    Years ended June 30,  (inception) to
                                                                    1999           1998    June 30, 1999
                                                                    ----           ----    -------------
Cash flows from operating activities:

    Net income (loss)                                          $   525,507     (7,763,383)   (13,929,942)
    Adjustments to reconcile net income (loss) to net
       cash provided by (used in) operating activities:
         Gain on restructuring of accounts payable              (1,380,720)          --       (1,380,720)
         Depreciation                                               47,405        316,321        661,376
         Loss on sales or write down of property and
            equipment                                               12,188        588,108        600,296
         Loss on inventory write down                                 --        2,271,203      2,271,203
         Accrued interest on loans converted to common
            and preferred stock                                       --             --           19,447
         Changes in operating assets and liabilities:
            Accounts receivable                                    349,845       (350,749)          (904)
            Inventory                                                 --       (1,966,327)    (1,966,327)
            Restricted cash                                        250,000           --             --
            Other current assets                                    25,973         28,867         (3,607)
            Patent                                                    --           71,492           --
            Other assets                                               501         24,476        (28,920)
            Accounts payable                                      (222,977)     2,755,927      2,556,198
            Accrued expenses and other current liabilities        (104,306)         7,195        343,729
            Deferred revenue                                       922,500        635,000      1,557,500
            Other liabilities                                       19,894           --           19,894
                                                               -----------    -----------    -----------
               Net cash provided by (used in) operating
                 activities                                        445,810     (3,381,870)    (9,280,777)
                                                               -----------    -----------    -----------
Cash flows from investing activities:

    Acquisition of equipment and furniture                         (11,410)      (188,072)    (1,871,056)
    Proceeds from sale of equipment and furniture                   14,960        238,341        253,301
                                                               -----------    -----------    -----------
               Net cash provided by (used in) investing
                  activities                                         3,550         50,269     (1,617,755)
                                                               -----------    -----------    -----------

Cash flows from financing activities:

    Proceeds from issuance of common stock                             160         35,713        836,592
    Proceeds from issuance of preferred stock                         --        1,763,631      9,376,614
    Proceeds from investor loans                                   605,000        837,705      1,777,705
    Repayment of investor loans                                    (30,000)          --          (63,000)
                                                               -----------    -----------    -----------

               Net cash provided by financing activities           575,160      2,637,049     11,927,911
                                                               -----------    -----------    -----------

Net increase (decrease) in cash                                  1,024,520       (694,552)     1,029,379

Cash at beginning of period                                          4,859        699,411           --
                                                               -----------    -----------    -----------

Cash at end of period                                          $ 1,029,379          4,859      1,029,379
                                                               ===========    ===========    ===========

Supplemental disclosures of noncash investing and
    financing activities:
    Conversion of loans payable and accrued interest to
       common and preferred stock:
         Loans payable                                         $      --             --          302,000
         Accrued interest                                             --             --           19,447
                                                               -----------    -----------    -----------

                                                               $      --             --          321,447
                                                               ===========    ===========    ===========

    Conversion of accounts payable to notes payable            $ 1,000,000           --        1,000,000
                                                               ===========    ===========    ===========
    Property and equipment transferred to inventory            $      --          304,876        304,876
                                                               ===========    ===========    ===========
    Investment exchanged for forgiveness of accounts payable   $     1,142           --            1,142
                                                               ===========    ===========    ===========

                See accompanying notes to financial statements.

                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998

(1)    The Company

       Digital DJ Inc. (the Company) was incorporated in December 1991. The Company's primary business activity is the development and marketing of a digital data system that provides a variety of information services to radio listeners using FM subcarrier technology. On April 1, 1999, the Company established a wholly owned subsidiary, FM Intelligent Transportation Systems, Inc. (FMITS), which provides a traffic information service in the mobile market, with an initial investment of $5,000 for 5,000,000 shares of common stock. On June 1, 1999, the Company transferred 1,142,376 shares of the common stock of FMITS (approximate 23% interest) to Nichimen America, Inc. (Nichimen) in consideration for the cancellation of accounts payable to Nichimen in the amount of $951,980.

       As of June 30, 1999, the Company is in the development stage and is primarily engaged in research and development activities. Accordingly, the accompanying consolidated statements of operations should not be regarded as typical for normal periods of operation. The Company's development stage status, recurring net losses and capital deficit raise substantial doubt about its ability to continue as a going concern. Additional financing or restructuring of its liabilities will be required in order for the Company to complete its development stage activities. Management believes that it will be able to obtain such financing from new investors, and restructure its liabilities.

(2)    Summary of Significant Accounting Policies

       (a)    Restricted Cash

              Restricted   cash  consists  of  funds  on  deposit  with  a  bank
              supporting a letter of credit for the Company's facility operating lease.

       (b)    Revenue Recognition

              Effective July 1, 1998, the Company began recognizing revenue in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition.

              SOP 97-2 generally requires revenue earned on software arrangements involving multiple elements (i.e., software products, upgrades/ enhancements, post-contract customer support, installation and training) to be allocated to each element based on the relative fair values of the elements. The fair value of an element must be based on evidence, which is specific to the vendor. The revenue allocated to software products (including specified upgrades/enhancements) generally is recognized upon shipment of the products. The revenue allocated to post-contract customer support generally is recognized ratably over the term of the support and revenue allocated to services is recognized as such services are performed. If a vendor does not have evidence of the fair value for all elements in a multiple-element arrangement, all revenue from the arrangement is deferred until such evidence exists or until all elements are delivered. The adoption of SOP 97-2 did not have a material impact on the Company's results of operations.

                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998

       (c)    Capitalized Software

              Development costs incurred in the research and development of new software products are expensed as incurred until technological feasibility in the form of a working model has been established. To date, the Company has not completed its software development to the point of technological feasibility, and accordingly, no costs have been capitalized.

       (d)    Property and Equipment

              Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the respective assets, generally three to seven years.

       (e)    Income Taxes

              The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       (f)    Use of Estimates

              The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

       (g)    Employee Stock Option Plans

              The Company accounts for its stock-based compensation plans in accordance with the provisions of Accounting Principles Board
              (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On July 1, 1996, the Company adopted the disclosure requirements of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. Under SFAS No. 123, the Company must disclose certain pro forma information related to employee stock option grants as if the fair value-based method defined in SFAS No. 123 had been applied.

                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998

       (h)    Impairment  of  Long-Lived  Assets  and  Long-Lived  Assets  to Be
              Disposed Of

              The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

       (i)    Fair Value of Financial Instruments

              The carrying amounts of cash, accounts receivable and payable, and accrued liabilities approximate fair value due to the short maturity of these instruments. The recorded amount of long-term notes payable approximates fair value as the actual interest rates approximate current competitive rates.

       (j)    Net Income (Loss) Per Share

              Basic net income (loss) per share is computed using the weighted-average number of outstanding shares of common stock. Diluted net income (loss) per share is computed using the weighted-average number of shares of common stock outstanding and, when dilutive, potential common shares from options and warrants to purchase common stock using the treasury stock method and from convertible securities using the if-converted basis. The following potential common shares have been excluded from the computation of diluted net income (loss) per share for all periods presented because the effect would have been antidilutive:

                                                                           1999        1998
                                                                           ----        ----
                Shares issuable under stock options                     1,279,917   1,296,592
                Shares issuable pursuant to warrants to purchase
                     common stock                                         615,000     615,000
                Shares of convertible preferred stock on the if
                     converted basis                                    3,408,476   3,408,476
                Shares of convertible notes on the if converted
                     basis                                              2,154,201     721,165
                Shares held by escrow agent (see Note 12)                 800,000        --

              The weighted-average exercise price of stock options was $1.22 and $1.16 for the years ended June 30, 1999 and 1998, respectively. The weighted-average exercise price of warrants was $0.78 for the fiscal years ended June 30, 1999 and 1998. The weighted-average exercise price of convertible notes was $1.12 for the fiscal years ended June 30, 1999 and 1998.

                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998

(3)    Property and Equipment

       Property and equipment as of June 30, 1999 and 1998, consisted of the following:

                                                            1999       1998
                                                            ----       ----

                  Furniture and fixtures                  $  1,571     17,444
                  Computer equipment and software          170,365    188,381
                                                          --------   --------

                                                           171,936    205,825
                  Less accumulated depreciation            120,729     91,475
                                                          --------   --------

                                                          $ 51,207    114,350
                                                          ========   ========


(4)    Income Taxes

       Income taxes of $3,000 and $1,490 for the years ended June 30, 1999 and 1998, respectively, consisted of state income taxes.

       The differences between the statutory income tax rate and the Company's effective tax rate, expressed as a percentage of income (loss) before income taxes and extraordinary item, for fiscal 1999 and 1998 were as follows:

                                                      1999     1998
                                                      ----     ----

                    Statutory federal tax rate       (34.0)%  (34.0)%
                    Change in valuation allowance     34.0     34.5
                    Others                             0.4     (0.5)
                                                      ----     ----

                                                       0.4      --
                                                      ====     ====



       The tax effect of temporary differences that give rise to significant portions of deferred tax assets as of June 30, 1999 and 1998, are presented as follows:

                                                              1999     1998
                                                              ----     ----
                                                              (in thousands)
              Deferred tax assets:
                   Net operating loss carryforwards         $3,514    4,634
                   Inventory reserve                           973      973
                   Deferred revenue                            667     --
                   Other                                       277       42
                                                            ------   ------

                         Total gross deferred tax assets     5,431    5,649

              Less valuation allowance                       5,431    5,484
                                                            ------   ------

                         Net deferred tax assets              --        165

              Deferred tax liabilities - depreciation and
                   amortization                               --       (165)
                                                            ------   ------

                         Net deferred tax assets            $ --       --
                                                            ======   ======
                                       10

                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998

       Deferred tax assets are fully offset by a valuation allowance, since the Company's management believes that it is more likely than not that the deferred tax assets will not be realized based on the level of projected future taxable income. The net change in the total valuation allowance for the years ended June 30, 1999 and 1998, was a decrease of $53,000 and an increase of $3,241,000, respectively.

       As of June 30, 1999, the Company has net operating loss carryforwards for federal and California income tax purposes of approximately $9,476,000 and $3,303,000, respectively. The federal net operating loss carryforwards expire in the years 2011 through 2013. The California net operating loss carryforwards expire in the years 2002 through 2003.

       Federal and California tax laws impose significant restrictions on the utilization of net operating loss carryforwards in the event of a shift in ownership of the Company which constitutes an "ownership change," as defined by the Internal Revenue Code.

(5)    Notes Payable

       The Company entered into agreements to borrow $837,705 from 10 individuals and 2 companies (of which $133,104 is from related parties) during the period from December 1997 through June 1998. These loans generally bear interest at 10%. Of the total amount borrowed, $807,705 was in the form of convertible notes, which were due to mature on March 31, 1999. In April 1999, the maturity date was extended to July 31, 2000. The entire principal amount of these notes, at the option of holders, can be converted into shares of common stock of the Company, at the price of $1.12 per share. The remaining note payable of $30,000 was fully paid in April 1999.

       The Company obtained additional financing through issuance of convertible notes of $605,000 from 16 individuals in May and June 1999. In addition, included in accounts payable as of June 30, 1998, were amounts due to Nichimen America Inc. (Nichimen) of $1,951,980, of which the amount of $1,000,000 was converted into a convertible note, effective June 1, 1999. These notes bear interest at 10% and mature on July 31, 2000. The entire principal amount of these notes, as the option of holders, can be converted into shares of common stock of the Company, at the price of $1.12 per share.

(6)    Preferred Stock

       The rights, preferences, and privileges of the Series A, B, C, and D convertible preferred stock are as follows:

       o Each share of Series A, B, C, and D preferred stock may be converted into common stock at the option of the holder. The conversion rate is initially one-for-one, subject to adjustment for certain antidilution provisions. Automatic conversion for Series A, B, C, and D will occur upon the closing of an initial public offering of common stock in which the per share price is at least $8.00 and gross proceeds to the Company are at least $10,000,000.

       o Holders of preferred stock are entitled to noncumulative annual dividends, when and if declared by the Company's Board of Directors, of $0.14, $0.25, $0.30, and $0.35 per share for Series A, B, C, and D preferred stock, respectively.

                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998

       o Holders of Series A, B, C, and D preferred stock have the right to one vote for each share of common stock into which such shares could be converted in every election of directors of the Company and on other matters as provided in the Articles of Incorporation and required by law.

       o Holders of Series A, B, C, and D preferred stock have a liquidation preference of $1.40, $2.50, $3.00, and $3.50 per share, respectively, plus all declared but unpaid dividends.

(7)    Stock Option and Equity Incentive Plans

       Under nonqualified Stock Option Agreements, the directors of the Company and certain shareholders are granted options to purchase shares of the Company's common stock at fair market value as determined by the Company's Board of Directors. Options vest over four years.

       Under the terms of the equity incentive plan, employees, officers, directors, consultants, and advisers may be granted options to purchase shares of the Company's common stock. Such options are granted at fair market value as determined by the Company's Board of Directors. Options vest over varying periods, generally four years. Under the plan, 1,500,000 shares have been reserved for issuance.

       The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock option plans. Had compensation cost for the Company's stock option plan been determined consistent with SFAS No. 123, the Company's pro forma net income (loss) and pro forma net income (loss) per share for fiscal 1999 and 1998 would have been as indicated below:

                                                          Year ended June 30,
                                                          -------------------
                                                         1999             1998
                                                         ----             ----

          Net income (loss) as reported           $    526,000  $   (7,763,000)
          Pro forma net income (loss)                  464,000      (7,820,000)

          Net income (loss) per share as reported         0.09           (1.33)
          Pro forma net income (loss) per share           0.08           (1.34)



       Such pro forma information reflects only options granted since June 30, 1995. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma information presented above because compensation cost is reflected over the options vesting period of four years and compensation cost for options granted prior to July 1, 1995 is not considered.

       The fair value of each option has been estimated on the date of grant using the minimum value method with the following weighted-average assumptions: no dividends; an expected life of 3.5 years; and risk free interest rates of 5.44% and 5.80% for the years ended June 30, 1999 and 1998, respectively.

                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998

       A summary of the status of the Company's options is as follows:

                                          1999                        1998
                                          ----                        ----
                                             Weighted-                       Weighted-
                                             average                         average
                               Options     exercise price       Options     exercise price
                               -------     --------------       -------     --------------
Outstanding at beginning
     of year                  1,296,592    $    1.159           1,781,391    $    0.800
Granted                         238,376         1.400             402,308         1.470
Exercised                          (200)        0.800            (500,010)        0.071
Forfeited                      (254,851)        1.095            (387,097)        1.235
                              ---------    ----------           ---------     ---------
Outstanding at end of year    1,279,917         1.217           1,296,592         1.159
                              =========    ==========           =========     =========
Options exercisable
     at end of year             899,707         1.135             845,748         1.043
                              =========    ==========           =========     =========
Weighted-average
     fair value of options
     granted during the year                    0.236                             0.263




                                 Options outstanding               Options exercisable
                                 as of June 30, 1999               as of June 30, 1999
                                 -------------------               -------------------
                                     Weighted-    Weighted-               Weighted-
      Range of                       remaining     average                 average
      exercise                      contractual   exercise                exercise
      prices              Number    life (years)     price     Number        price
      ------              ------    ------------     -----     ------        -----
    $    0.80            300,000         5.00     $  0.800    300,000     $  0.800
      1.00-- 1.30        485,540         6.86        1.231    397,583        1.227
      1.40-- 1.54        494,377         9.01        1.457    202,124        1.452
                       ---------         ----        -----    -------        -----

      0.80-- 1.54      1,279,917         7.25        1.217    899,707        1.135
                       =========         ====        =====    =======        =====


                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998

(8)    Warrants

       The Company issued 666,670 shares of common stock to investors during fiscal 1994. In accordance with the common stock and warrant purchase agreement, each investor received a warrant to purchase an additional 50,000 or 100,000 shares of common stock depending on the amount invested. The total number of warrants granted as of June 30, 1994, was 450,000 at an exercise price of $0.70 per share. On December 30, 1997, the term of the warrants, which originally expired in December 1997 and March 1998, was extended to December 31, 1998, and on September 29, 1998 further extended to July 31, 2000. The fair value of the extended warrants was estimated at approximately $353,000 and $384,000 as of the December 30, 1997 and September 29, 1998 grant dates, respectively. The extensions of the term of the warrants were determined to be capital transactions similar to the issuance of a divided-in-kind; however, there is no accounting impact on the Company's financial statements since the Company does not have retained earnings. The fair value of the extended warrants was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions: at December 30, 1997 - expected dividend yield of 0%, risk-free interest rate of 5.5%, contractual life of one year, and a volatility of 70%; at September 29, 1998 - contractual dividend yield of 0%, risk-free interest rate of 4.6%, contractual life of 1.8 years, and a volatility of 70%.

       The Company granted 165,000 warrants to 12 individuals and 2 companies in connection with $165,000 in loans it received from July through December 1993. In fiscal 1995, the Company repaid $33,000 of these loans and converted the remaining $132,000 of principal and $16,810 of accrued interest into 148,810 shares of common stock. Each investor has a right to purchase the Company's common stock at an exercise price of $1.00 per share. On September 29, 1998, the term of the warrants which originally expired in September through December 1998 was extended to July 31, 2000. The extension of the term of the warrant was determined to be a capital transaction similar to the issuance of a dividend-in-kind; however, there is no accounting impact on the Company's financial statements since the Company does not have retained earnings. The fair value of the extended warrants was estimated at approximately $115,000 as of the September 29, 1998 grant date, using the Black-Scholes option pricing model with the following weighted-average assumptions; expected dividend yield of 0%, risk-free interest rate of 4.4%, contractual life of 1.8 years, and a volatility of 70%.

(9)    Inventory and Property and Equipment Write Down

       Management of the Company decided to close substantially all of its operations in the United States and focus its marketing efforts in Europe. As a result, the Company commenced a series of actions to liquidate its property, equipment, and inventory in the United States. In May 1998, the Company sold property and equipment with a net carrying value of approximately $576,000 for cash proceeds of $238,000. The Company also wrote down property and equipment with a carrying value of approximately $250,000 that was no longer in use as a result of closing its U.S. operations and which had no reasonably determinable disposal value. The Company also wrote down approximately $2,271,000 of inventory, consisting primarily of receivers produced for the U.S. market, because the cost to refit the receiver inventory for sale in the European market was uneconomical.

                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998

(10)   Extraordinary Item

       On April 1, 1999, the Company established a wholly owned subsidiary, FM Intelligent Transportation Systems, Inc. (FMITS), with an initial investment of $5,000 for 5,000,000 shares of common stock. On June 1, 1999, 1,142,376 shares of common stock of FMITS (approximate 23% interest) were transferred to Nichimen America, Inc. (Nichimen) in consideration for the cancellation of the accounts payable to Nichimen in the amount of $951,980. The difference between the amount payable to Nichimen and the carrying amount of 1,142,376 shares of common stock of FMITS ($1,142) was recognized as an extraordinary gain resulting from the restructuring of the accounts payable.

       In addition, the Company and certain other creditors arrived at settlements whereby $429,882 of the Company's accounts payable were forgiven in fiscal 1999. This forgiveness of accounts payable has also been included as a component of the $1,380,720 extraordinary gain recognized in the accompanying consolidated statement of operations.

(11)   Geographic, Segment, and Significant Customer Information

       The Company adopted the provisions of SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, during fiscal 1999. SFAS No. 131 establishes standards for the reporting by public business enterprises of information about operating segments, products and
       services,   geographic  areas,  and  major  customers.   The  method  for
       determining what information to report is based on the way that management organizes the operating segments within the Company for making operational decisions and assessments of financial performance. The
       Company's chief operating decision maker is considered to be the Company's Chief Executive Officer (CEO). The CEO reviews financial information presented on a consolidated basis accompanied by disagregated information about revenues by products for purposes of making operating decisions and assessing financial performance. Therefore, the Company operates in a single operating segment: FM Subcarrier Service System.

       The Company's software licensing fee are principally in Europe. The following is geographic revenue information.

                                               Year ended June 30,
                                    -----------------------------------------
                                           1999                  1998
                                    -------------------   -------------------

           Japan                 $              --               300,000
           German                          270,833                    --
           France                           86,667                    --
           United States                    25,650                68,019
           Other                            61,299                    --
                                    -------------------   -------------------

                                 $         444,449               368,019
                                    ===================   ===================



       Rental income for the both years ended June 30, 1999 and 1998 was all derived from the United States.

       In fiscal 1999, revenue from one customer accounted for approximately 61% of the Company's revenue. In fiscal 1998, revenue from one customer accounted for approximately 62% of the Company's revenue. As of June 30, 1998, one customer accounted for approximately 91% of the Company's accounts receivable.

                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998

(12)   Consulting Agreement with Mackenzie Shea, Inc. (MSI)

       The Company entered into a business consulting agreement with Mackenzie Shea, Inc. (MSI) on June 9, 1999, whereby MSI assists the Company in the recruitment of officers and directors for the Company, advises the Company in its negotiation with individuals, firms or entities who may have an interest in providing investment capital in the form of bridge financing, private placement financing, media financing, or in a form of business combination with the Company. In consideration for the services to be rendered by MSI, the Company issued 800,000 shares of the Company's common stock (engagement stock) to a mutually agreed escrow agent. The engagement stock will be released to MSI on an installment basis as specified services are rendered by MSI. None of the services specified in the business consulting agreement were provided as of June 30, 1999, and all engagement stock was maintained by the escrow agent at that date. The 800,000 shares of engagement stock transferred to the escrow agent were not included in shares issued or outstanding in the accompanying consolidated balance sheet.

(13)   Subsequent Events

       The Company issued convertible notes to borrow $208,090 from eight individuals and one corporation in October and November 1999. These notes generally bear interest at 10% and mature on October 31, 2000. The entire principal amount of these notes, at the option of the holders, can be converted into shares of common stock of the Company, at the price of $
       1.00 per share.

       Effective October 31, 1999, each outstanding share of preferred stock was converted into one share of common stock, subject to adjustment for certain antidilution provisions, upon the approval of the majority holders of the outstanding shares of preferred stock.

       On November 22, 1999, the Company entered into an Agreement of Merger (Merger) with Breakthrough Electronics, Inc. (BRELE), an inactive corporation whose shares were quoted on the NASDAQ electronic bulletin board, and Digital DJ Subsidiary Inc. (Merger Sub), a newly formed, wholly owned subsidiary of Breakthrough Electronics, Inc., whereby Merger Sub was merged with and into the Company, which is the surviving entity. The name of the surviving company is Digital DJ Inc. The Merger became effective at the time of the completion of a filing with the California Secretary of State, which was December 17, 1999

       Upon execution of the Merger, BRELE issued common stock to the Company's common shareholders in exchange for all of the issued and outstanding shares of the Company's common stock.

       As a result of the transactions, Digital DJ Inc., the surviving company, became a wholly-owned subsidiary of BRELE. The transaction was intended to qualify as a reorganization under Section 368 of the Internal Revenue Code.

                        Digital DJ, Inc. And Subsidiaries
            Pro Forma Financial Statements - Statement of Operations

                                  June 30, 1999





                                 Breakthrough  Consolidated
                                 Electronics    Digital DJ   ADJUSTMENTS         TOTAL
                                  ==========    ==========    ==========    ==========
REVENUES                                           543,543                     543,543

COST OF SALES                                       24,261                      24,261
                                  ----------    ----------    ----------    ----------
GROSS PROFIT                               0       519,282             0       519,282

OPERATING EXPENSES:
   Cost of rental income                            80,398                      80,398
   Loss on property write down                      12,188                      12,188
   Research and Development                        371,859                     371,859
   Selling, General & Admin            7,065       803,867        (7,065)2     803,867
                                  ----------    ----------    ----------    ----------
   TOTAL OPERATING EXPENSES            7,065     1,268,312        (7,065)    1,268,312
                                  ----------    ----------    ----------    ----------
INCOME (LOSS) FROM OPERATIONS         (7,065)     (749,030)        7,065      (749,030)
                                  ----------    ----------    ----------    ----------
OTHER INCOME (EXPENSE):
   OTHER EXPENSE                                    (6,804)                     (6,804)
   INTEREST EXPENSE                                 (86,379)                    (86,379)
                                  ----------    ----------    ----------    ----------
   TOTAL OTHER INCOME (EXPENSE)            0       (93,183)            0       (93,183)
                                  ----------    ----------    ----------    ----------
INCOME (LOSS) BEFORE TAXES            (7,065)     (842,213)        7,065      (842,213)

INCOME TAX PROVISION                                 3,000                       3,000
                                  ----------    ----------    ----------    ----------
NET INCOME (LOSS)                     (7,065)     (845,213)        7,065      (845,213)

EXTRAORDINARY ITEM - GAIN                        1,370,720                   1,370,720
                                  ----------    ----------    ----------    ----------
NET INCOME (LOSS)                     (7,065)      525,507         7,065       525,507
                                  ==========    ==========    ==========    ==========


                         Digital DJ, Inc. & Subsidiaries
                 Pro Forma Financial Statements - Balance Sheet
                                  June 30, 1999

                                     Breakthrough   Consolidated
                     Assets           Electronics     Digital DJ    ADJUSTMENTS       TOTAL
                                      ===========    ===========    ===========    ===========
    Current Assets

       Cash                                 5,861      1,029,379       (5,861)3      1,029,379
       Restricted Cash                                                                       0
       Accounts Receivable                                   904                           904
       Other Current Assets                                3,607                         3,607
                                      -----------    -----------    -----------    -----------
       Total Current Assets                 5,861      1,033,890         (5,861)     1,033,890

       Fixed Assets                                      171,936                       171,936
         Less: Accum Depr                                120,729                       120,729
                                      -----------    -----------    -----------    -----------
       Fixed Assets, Net                        0         51,207              0         51,207

       Other Assets                                       28,920                        28,920
                                      -----------    -----------    -----------    -----------
       Total Assets                         5,861      1,114,017         (5,861)     1,114,017
                                      ===========    ===========    ===========    ===========


Liabilities & Shareholders' Deficit

    Current Liabilities

       Accounts Payable                     1,500        174,336         (1,500)3      174,336
       Deferred Income                                 1,557,500                     1,557,500
       Accrued Taxes                        7,580                        (7,580)3            0
       Accrued Liabilities                               343,729       (215,473)1        128,256
                                      -----------    -----------    -----------    -----------
       Total Current Liabilities            9,080      2,075,565       (224,553)     1,860,092

    Long-Tem Liabilities

       Notes Payable - Long Term                       2,412,705      (2,312,705)1     100,000
       Other Liabilities                                  19,894                        19,894
                                      -----------    -----------    -----------    -----------
    Total Liabilities                       9,080      4,508,164     (2,537,258)     1,979,986

    Minority Interest                                      1,142                         1,142

    Shareholders' Deficit

       Preferred Stock                                 9,549,251     (9,549,251)1            0
       Common Stock                           711        985,402       (972,935)1       13,178
       Paid in Capital                    807,120                    12,242,533 1,3 13,049,653
       Retained Earnings                 (803,985)   (14,455,449)       803,985 2  (14,455,449)
       Net Income (Loss)                   (7,065)       525,507          7,065 2      525,507
                                      -----------    -----------    -----------    -----------
       Total Shareholders' Deficit         (3,219)    (3,395,289)     2,531,397       (867,111)
                                      -----------    -----------    -----------    -----------
    Total Liabilities & Deficit             5,861      1,114,017         (5,861)     1,114,017
                                      ===========    ===========    ===========    ===========


    June 30, 1999 balances

1 Adjustment reflects conversion of 3,840,883 shares of preferred of DDJ (after antidilution) into shell common on 1-to-1 basis, conversion of 6,031,700 DDJ common into shell common on 1-to-1 basis, conversion of convertible promissory notes valued at 2,394,255 DDJ common shares into shell common along with conversion of related interest valued at 200,154 DDJ common shares into shell common. Shell par value is $0.001. 710,536 shell common issued prior to reverse merger

2 Adjustment reflects reclass of Retained Earnings of the shell into Paid in Capital of the operating company.

3 Adjustment reflects contribution by shell shareholders ($3,219) to cover liabilities of shell at merger date and payment of the liabilities ($9,080)

                        Digital DJ, Inc. And Subsidiaries
            Pro Forma Financial Statements - Statement of Operations
                               September 30, 1999

                              Breakthrough Consolidated
                               Electronics   Digital DJ ADJUSTMENTS   TOTAL
                                  ========    ========    ========    ========
REVENUES                                         3,671                   3,671

COST OF SALES                                        0                       0
                                  --------    --------    --------    --------
GROSS PROFIT                             0       3,671           0       3,671

OPERATING EXPENSES:
   Cost of rental income                             0                       0
   Loss on property write down                       0
   Research and Development                     77,220                  77,220
   Selling, General & Admin          1,402     224,337      (1,402)2   224,337
                                  --------    --------    --------    --------
   TOTAL OPERATING EXPENSES          1,402     301,557      (1,402)    301,557
                                  --------    --------    --------    --------
INCOME (LOSS) FROM OPERATIONS       (1,402)   (297,886)      1,402    (297,886)
                                  --------    --------    --------    --------
OTHER INCOME (EXPENSE):
   MINORITY INTEREST                                                         0
   OTHER INCOME (EXPENSE)                                                    0
   INTEREST EXPENSE                                                          0
   INTEREST INCOME                               3,847                   3,847
                                  --------    --------    --------    --------
   TOTAL OTHER INCOME (EXPENSE)          0       3,847           0       3,847
                                  --------    --------    --------    --------
INCOME (LOSS) BEFORE TAXES          (1,402)   (294,039)      1,402    (294,039)

INCOME TAX PROVISION                                 0                       0
                                  --------    --------    --------    --------
NET INCOME (LOSS)                   (1,402)   (294,039)      1,402    (294,039)

EXTRAORDINARY ITEM - GAIN                                                    0
                                  --------    --------    --------    --------
NET INCOME (LOSS)                   (1,402)   (294,039)      1,402    (294,039)
                                  ========    ========    ========    ========

                         Digital DJ, Inc. & Subsidiaries
                 Pro Forma Financial Statements - Balance Sheet
                               September 30, 1999

                                     Breakthrough   Consolidated
                     Assets           Electronics     Digital DJ    ADJUSTMENTS          TOTAL
                                      ===========    ===========    ===========    ===========
    Current Assets

       Cash                                 4,459        709,380       (4,459)3        709,380
       Restricted Cash                                                                       0
       Accounts Receivable                                   674                           674
       Other Current Assets                                1,519                         1,519
                                      -----------    -----------    -----------    -----------
       Total Current Assets                 4,459        711,573         (4,459)       711,573

       Fixed Assets                                      174,633                       174,633
         Less: Accum Depr                                120,729                       120,729
                                      -----------    -----------    -----------    -----------
       Fixed Assets, Net                        0         53,904              0         53,904

       Other Assets                                       28,920                        28,920
                                      -----------    -----------    -----------    -----------
       Total Assets                         4,459        794,397         (4,459)       794,397
                                      ===========    ===========    ===========    ===========

Liabilities & Shareholders' Deficit

    Current Liabilities

       Accounts Payable                     1,500        154,691         (1,500)3      154,691
       Deferred Income                                   465,000                       465,000
       Accrued Taxes                        7,580                        (7,580)3            0
       Accrued Liabilities                               336,393       (215,473)1      120,920
                                      -----------    -----------    -----------    -----------
       Total Current Liabilities            9,080        956,084       (224,553)       740,611

    Long-Tem Liabilities

       Deferred Income                                 1,092,500                     1,092,500
       Notes Payable - Long Term                       2,412,705     (2,312,705)1      100,000
       Other Liabilities                                  19,894                        19,894
                                      -----------    -----------    -----------    -----------
    Total Liabilities                       9,080      4,481,183     (2,537,258)     1,953,005

    Minority Interest                                      1,142                         1,142

    Shareholders' Deficit

       Preferred Stock                                 9,549,251     (9,549,251)1            0
       Common Stock                           711        986,802       (974,335)1       13,178
       Paid in Capital                    807,120                    12,243,933 1   13,051,053
       Retained Earnings                 (811,050)   (13,929,942)       811,050 2  (13,929,942)
       Net Income (Loss)                   (1,402)      (294,039)         1,402 2     (294,039)
                                      -----------    -----------    -----------    -----------
       Total Shareholders' Deficit         (4,621)    (3,687,928)     2,532,799     (1,159,750)
                                      -----------    -----------    -----------    -----------
    Total Liabilities & Deficit             4,459        794,397         (4,459)       794,397
                                      ===========    ===========    ===========    ===========

    Spetember 30, 1999 balances

1 Adjustment reflects conversion of 3,840,883 shares of preferred of DDJ (after antidilution) into shell common on 1-to-1 basis, conversion of 6,031,700 DDJ common into shell common on 1-to-1 basis, conversion of convertible promissory notes valued at 2,394,255 DDJ common shares into shell common along with conversion of related interest valued at 200,154 DDJ common shares into shell common. Shell par value is $0.001. 710,536 shell common issued prior to reverse merger

2 Adjustment reflects reclass of Retained Earnings of the shell into Paid in Capital of the operating company.

3 Adjustment reflects contribution by shell shareholders ($3,219) to cover liabilities of shell at merger date and payment of the liabilities ($9,080)

                                  EXHIBIT INDEX
                                  -------------

Exhibit                            Description
-------                            -----------

(a)      Exhibits

(16)     16.1  Letter from former accountants regarding consent ( not previously included)

              Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned President duly authorized.

DIGITAL DJ HOLDINGS, INC.
(Formerly known as Breakthrough Electronics, Inc.)


By:/s/Tsutoma Takahisa                        Date: November 22, 1999
   -------------------
      Tsutomu Takahisa
      President